EXHIBIT 4.1

                            SPECTRE INDUSTRIES, INC.

                    10% CONVERTIBLE NOTE DUE DECEMBER 1, 2000

      THE SECURITY OR SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD TO ANY PERSON EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT: (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT
(A) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (B) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANOTHER THEN AVAILABLE EXEMPTION UNDER THE SECURITIES ACT AND STATE SECURITIES LAWS, (C) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE LAWS, OR
(D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO ANY SUCH TRANSFER, IT WILL FURNISH TO THE COMPANY OR THE TRANSFER AGENT FOR THE COMMON STOCK SUCH CERTIFICATIONS, LEGAL OPINIONS, OR OTHER INFORMATION AS THE COMPANY OR SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR STATE SECURITIES LAWS; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

Certificate No.                     U.S.  $___________

FOR VALUE RECEIVED, SPECTRE INDUSTRIES, INC., a corporation organized under the laws of the State of Nevada (the "Company"), hereby promises to pay to_________, a corporation organized under the laws of ________ and having an address at _________________ or registered assigns, the principal sum of __________________ ($____________) on December 1, 2000, and to pay interest thereon in the manner set forth herein on such date at the rate of 10% per annum, payable annually on December 1, commencing on December 1, 1999 (the "Interest Payment Date"), until the principal hereof is paid or made available for payment in the manner set forth herein.

      1. ISSUANCE. This Note is duly authorized by the Company and designated as its 10% Convertible Note, dated December 1, 1998.

      2.    INTEREST.


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      (a) The Company promises to pay interest on the principal amount of this
Note at the rate of 10% per annum in cash or Common Stock having a Fair Market Value (as determined pursuant to section 2(b) hereof) equal to the interest payment on such Interest Payment Date. Interest on this Note will accrue from the date the funds shall have been received by the Company, as confirmed by written notice to the Holder (as defined) until payment in full of the principal amount hereof has been made or duly provided for and will be based on the actual number of days and months elapsed and computed on a 360-day year consisting of twelve 30-day months. Interest shall be payable in arrears on the earlier to occur of (i) the date of conversion to Common Stock (as defined in Section 4 below) as provided herein of all or a portion of this Note (if this Note shall be converted in part, then interest only with respect to the portion of this Note so converted shall be payable at such time) and (ii) with respect to any unconverted portion of this Note, each Interest Payment Date on or prior to December 1, 2000 (the "Maturity Date"). Interest on this Note is payable to the holder of this Note registered on the books of the Company (the "Holder") at the option of the Company in the form of either such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      (b) The "Fair Market Value" of a share of Common Stock shall be determined as follows:

            (1) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the Fair Market Value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the Interest Payment Date of this Note or, if no such sale is make on such day, the average closing bid and asked prices for such day on such exchange or system; or

            (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the Fair Market Value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the Interest Payment Date; or

            (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value shall be an amount not less than the book value thereof as at the end of the most recent fiscal year of the Company ending prior to the Interest Payment Date, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

      3. PRINCIPAL. On the Maturity Date, upon surrender of this Note by the Holder to the Company, the Company shall pay to the Holder the outstanding principal amount hereof in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or in shares of Common Stock having a Fair Market Value equal to such outstanding principal amount, together with accrued interest on such outstanding principal amount as set forth in Section 2 above.

      4. CONVERSION.


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      (a) Conversion Right; Price. Subject to this Section 4,

            (i) the Holder of this Note has the right to convert this Note, in whole or in part in increments of $1,000 (inclusive of accrued interest with respect thereto), into shares of common stock, par value .0001 per share, of the Company (the "Common Stock") at any time prior to the Maturity Date.

            (ii) the Company has the right to force the conversion of this Note, in whole or in part in increments of $1,000 (inclusive of accrued interest with respect thereto), into Common Stock at any time after April 1, 1999 upon giving the Holder thirty (30) days prior notice in writing if the closing price of the Common Stock has been at least $1.25 for twenty (20) consecutive trading days during the three month period immediately preceding such notice.

      The price at which this Note (or any portion thereof) may be so converted into shares of Common Stock (the "Conversion Price") shall be $.80. In lieu of any fractional share of Common Stock to which the Holder would otherwise be entitled upon conversion of this Note (or portion thereof), the number of shares of Common Stock issuable upon conversion of this Note shall be rounded up to the nearest whole number. In the case of a dispute as to the calculation of the Conversion Price, the Holder's calculation shall be deemed conclusive absent manifest error.

      (b) Mechanics of Conversion. (i) To convert this Note (or a portion thereof) the Holder must (i) complete and sign the Notice of Conversion set forth as Exhibit A to this Note (the "Notice of Conversion") and deliver the Notice of Conversion to the Company as herein provided and (ii) on or prior to the date on which delivery of Common Stock is required to be made hereunder, (x) deliver this Note, duly endorsed, to the Company and (y) pay any transfer or similar tax if required. The Holder shall surrender this Note and the Notice of Conversion to the Company (with an advance copy by facsimile of the Notice of Conversion). The date on which Notice of Conversion is given (the "Date of Conversion") shall be deemed to be the date of receipt by the Company of the facsimile of the Notice of Conversion, provided that this Note is received by the Company within five (5) business days thereafter. The Company shall not be obligated to cause the transfer agent for the Common Stock (the "Transfer Agent") to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either this Note has been received by the Company or, if this Note has been lost, stolen or destroyed, the Holder executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note.

      (ii) The Company shall cause the Transfer Agent to issue and deliver within ten (10) business days after the actual delivery to the Company of this Note to the Holder of this Note at the address of the Holder on the books of the Company or as otherwise directed pursuant to the Notice of Conversion, a certificate or certificates for the number of shares of Common Stock to which such Holder shall be entitled as aforesaid. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Notwithstanding that the Holder is


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required to deliver this Note, duly endorsed, within five (5) business days after the Date of Conversion, if this Note is not received by the Company within ten (10) business days after the Date of Conversion, the Notice of Conversion shall become null and void.

      (iii) Following conversion of this Note, or a portion thereof, the principal amount so converted, will be deemed paid in full and satisfied, and such principal amount will no longer be outstanding. In the event this Note is converted in part, the Company will issue to the Holder a new Note in a principal amount equal to the portion of this Note not converted.

      (c) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, or both, solely for the purpose of effecting the conversion of this Note, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note and all other securities of the Company convertible or exchangeable into Common Stock.

      (d) Adjustment to Conversion Price. (i) If, prior to the conversion of the entire principal amount of this Note, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend of shares of Common Stock or other shares of capital stock, reclassification or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares or other similar event, the Conversion Price shall be proportionately increased, in each case, such that the Holder of this Note will have the right to receive upon conversion of this Note the number of shares of Common Stock (or other shares of Capital Stock) of the Company (notwithstanding the limitation set forth in the third paragraph of Section 4(a)) which such Holder would have been entitled to receive had the Holder converted this Note immediately prior to such action.

      (ii) If, prior to the conversion of the entire principal amount of this Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event (a "Conversion Reclassification Event"), as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the Company or the same or another class or classes of stock or securities of the Company or another entity, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and the terms and conditions specified herein, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore receivable upon the conversion of this Note (irrespective of the limitations set forth in Section 4(a)) had such Conversion Reclassification Event not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note such that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of this Note) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion of this Note. The Company shall not effect any Conversion Reclassification Event unless the resulting successor or acquiring entity (if not the Company) assumes the obligation to deliver to the Holder of this Note such shares of stock and/or securities as the Holder of this
Note is entitled to receive upon conversion in accordance with the foregoing.


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      (iv) In the event that the Company shall at any time after the date of this Agreement (i) issue shares of Common Stock without consideration (other than in the form of a dividend) or at a price per share less than the Conversion Price, or (ii) issue options, rights or warrants to subscribe for or purchase Common Stock (or securities convertible into Common Stock) without consideration or at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the Conversion Price, the Conversion Price to be in effect after the date of such issuance shall be adjusted by multiplying the Conversion Price in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be issued or the aggregate initial conversion price of the convertible securities so to be issued would purchase at the Conversion Price immediately prior to such issuance and of which the denominator shall be the number of shares of Common Stock outstanding on the date of such issuance plus the number of additional shares of Common Stock to be issued (or into which the convertible securities so to be issued are initially convertible). In case the subscription price for such securities may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive. Such adjustment shall be made successively whenever the date of such issuance is fixed and, in the event that such shares or option, rights or warrants (or portions thereof) expire without being issued, the Conversion Price shall again be adjusted to reflect such occurrence.

      (v) If any adjustment under this Section 4(d) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

      5. REDEMPTION. The Note may be redeemed in whole or in part by the Company 100% of the principal plus accrued interest through and including the date of redemption at any time by giving the Holder at least thirty (30) days prior notice in writing. It being understood that the Holder's conversion right pursuant to Section 4 hereof shall remain in full force and effect until the fifth business day immediately preceding the effective date of such redemption.

      6. SUBORDINATION.

      (a) The Company, for itself, its successors and assigns, covenants and agrees, and the Holder of this Note, by acceptance hereof, covenants and agrees, that payment of the principal of and interest on this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness. "Senior Indebtedness" means the principal of, premium, if any, and unpaid interest on
(a) indebtedness of the Company (including indebtedness of others guaranteed by the Company), other than this Note, whether outstanding on the date of original issuance of this Note or hereafter created, incurred, assumed, or guaranteed,
(i) for money owing to banks, (ii) for money borrowed from other than banks or
(iii) arising under a lease of property, equipment or other assets, which indebtedness, pursuant to generally accepted accounting principles then in effect, is classified upon


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

the balance sheet of the Company as a liability of the Company, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such indebtedness is not superior in right of payment to this Note, and (b) renewals, extensions, modifications and refundings of any such indebtedness.

      (b) Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal thereof, premium, if any, and the interest due thereon before the Holder of this Note is entitled to receive any payment of principal or interest on this Note; and in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Holder of this Note before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over to the holders of such Senior Indebtedness or their representative or to the trustee under any indenture or agreement under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

      (c) Subject to the payment in full of all Senior Indebtedness, the Holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of the Company applicable to Senior Indebtedness until the principal of and interest on this Note shall be paid in full and no such payments or distributions to the Holder of this Note of cash, property or securities otherwise distributable to the Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holder of this Note, be deemed to be a payment by the Company to or on account of this Note. It is understood that the provisions of this Section 5 are and are intended solely for the purpose of defining the relative rights of the Holder of this Note and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Note is intended to, or shall, impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holder of this Note, the obligation of the Company, which is unconditional and absolute, to pay to the Holder of this Note principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms, or to affect the relative rights of the Holder of this Note and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything in this Note prevent the Holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Section 5 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

      (d) If the Holder of this Note does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Indebtedness is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of the Holder.


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      (e) The Holder of this Note by its acceptance hereof agrees to take such action as may be necessary or appropriate to effectuate the subordination provided in this Section 5.

      7. REGISTERED HOLDER. The Company may for all purposes treat the registered holders on its books and records of this Note as the Holder.

      8. DENOMINATIONS. Notes (and any Note issued in exchange, upon transfer or upon conversion) may be issued in a minimum principal amount of $10,000 (or such lesser amount upon a conversion in part of a Note provided such lesser amount represents such Holder's entire holding of Notes).

      9. EVENTS OF DEFAULT. -

      (a) An "Event of Default" under this Note occurs if:

            (i) the Company defaults in effecting a conversion of this Note in accordance with the provisions hereof and such default continues for a period of 10 business days;

            (ii) the Company defaults in the payment of the principal of or interest on this Note when the same becomes due and payable and, in the case of a default in any interest payment, the same continues for a period of 30 days;

            (iii) the Company or any subsidiary pursuant to or within the meaning of any federal or state bankruptcy, insolvency or other law for the relief of debtors ("Bankruptcy Law"):

            (A) commences a voluntary case or proceeding;

            (B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

            (C) consents to the appointment of any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law (a "Custodian") of it or for any substantial part of its property; or

            (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency; a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (I) is for relief against the Company or any subsidiary in an involuntary case or proceeding; (II) appoints a Custodian of the Company or any subsidiary or for any substantial part of its property; or (III) orders the winding up or liquidation of the Company or any subsidiary; or similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

            (iv) any final judgment or decree for the payment of money in excess of $1,000,000 (to the extent not covered by insurance) is rendered against the Company or any subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by


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

      any creditor upon such judgment or decree or (B) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of
      (B), such default continues for 10 days after the notice specified below.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body. A default under clause (iii) or (iv) above is not an Event of Default until the Holder of this Note notifies the Company of such default and the Company does not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default". Upon receipt of a Notice of Default, the Company shall deliver to the Holder of this Note, within 30 days, written notice of the status of such Event of Default and what action the Company is taking or proposes to take with respect thereto.

      (b) If an Event of Default (other than an Event of Default specified in clauses (iii) above) occurs and is continuing, the Holder of this Note may declare the principal of and accrued interest on this Note to be immediately due and payable and upon such declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in clause (iii) above occurs, the principal of and interest on this Note shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Holder of this Note.

      10. NO AMENDMENT. No provision of this Note may be amended, altered or modified without the written agreement of the Holder and the Company.

      11. NO VOTING RIGHTS. This Note shall not entitle the Holder hereof to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to attend any meetings of stockholders or any other proceedings of the Company.

      12. LOST OR DESTROYED NOTE. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Company.

      13. SALES IN COMPLIANCE WITH APPLICABLE LAW. The Holder of this Note, by acceptance hereof, agrees that it will not offer, sell or otherwise dispose of this Note or the shares of Common Stock issuable upon conversion hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"), including Regulation S promulgated under the Securities Act, or any applicable state blue sky laws relating to the sale of securities and the Holder agrees to provide the Company with such documentation as the Company shall deem necessary in accordance with this Note and the Securities Purchase


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Agreement to demonstrate that such offer, sale or disposition complies with applicable securities laws.

      14. ASSIGNMENT AND TRANSFER. Prior to effecting any assignment or transfer of this Note, the Holder shall have delivered to the Company a completed Certificate of Transfer, substantially in the form of Exhibit B hereto, and, if required, a Seller Representation Letter, substantially in the form of Exhibit C hereto. The Company shall not be required to register the transfer of any Note unless and until it is in possession of such completed Certificate of Transfer and, if required, Seller Representation Letter, and any assignment or transfer of this Note not made in accordance with the terms hereof shall be null and void and of no force or effect.

      15. GOVERNING LAW. This Note shall be governed by, enforced under and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

      16. BUSINESS DAY DEFINITION. For purposes hereof, the term "business day" shall mean any day on which banks are generally open for business in the City of New York.

      17. NOTICE. Any notice or other communication required or permitted to be given hereunder shall be given as provided herein or delivered against receipt if to (i) the Company, having an address c/o Wuersch & Gering LLP, 11 Hanover Square, 21st Floor, New York, NY 10005; facsimile no.: 212-509-9559, Attention:
Chief Executive Officer and (ii) the Holder of this Note, to such Holder at its last address as shown on the Note register (or to such other address as any such party shall have furnished to the other in writing from time to time). Except as otherwise set forth herein, any notice or other communication mailed or otherwise delivered shall be deemed given at the time of receipt thereof.

      18. WAIVER.

      (a) The Company hereby waives presentment for payment, notice of dishonor, protest and notice of protest and, in the event of default hereunder, the Company agrees to pay all costs of collection, including reasonable attorneys' fees.

      (b) Any waiver by the Company or the Holder hereof of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder hereof to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

      19. UNENFORCEABLE PROVISIONS. If any provision of this Note is invalid, illegal or unenforceable, the remaining provisions of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                           [signature page to follow]


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

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: December 1, 1998

SPECTRE INDUSTRIES, INC.


By:
Name:
Title:


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

ASSIGNMENT:

I or we assign and transfer this Note to

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--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

--------------------------------------------------------------------------------
(Insert assignee's social security or tax identification number, if any)

and irrevocably appoint _________________________________ as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:______________________________


___________________________________
(Sign exactly as your name appears on the face of this Note)


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

                                                                       EXHIBIT A

                            SPECTRE INDUSTRIES, INC.

                   10% CONVERTIBLE NOTES DUE DECEMBER 1, 2000

                              Notice of Conversion

(To be executed by the Holder in order to convert the Note or portion thereof)

The undersigned hereby irrevocably elects to convert (the entire principal amount) ($____________ principal amount) of Note No.____ into shares of Common Stock, $.0001 par value (the "Common Stock"), of Spectre Industries, Inc. (the "Company") as of the Date of Conversion (which shall be the date of receipt by facsimile by the Company of this Notice of Conversion). If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates as reasonably requested by the Company or its Transfer Agent. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Note shall be made in compliance with, pursuant to an exemption from registration under the Securities Act. The undersigned represents and warrants that it has made and will make any filings with the Securities and Exchange Commission as may be required to be made by it from time to time.

If the stock certificate is to be made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Print or type other person's name, address and zip code)

--------------------------------------------------------------------------------
(Insert assignee's U.S. social security or tax identification number, if any)


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

Conversion calculation:

Date of Conversion:           ---------------------------------

Applicable Conversion Price:  ---------------------------------

Total number of shares:       ---------------------------------

Accrued Interest:             ---------------------------------

Name of Holder:               ---------------------------------

By:________________________________
Name:
Title:


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

                                                                       EXHIBIT B

                            SPECTRE INDUSTRIES, INC.

                   10% CONVERTIBLE NOTES DUE DECEMBER 1, 2000

                             Certificate of Transfer

To:      Spectre Industries, Inc.
         Attn. Chief Executive Officer

Ladies and Gentlemen:

The undersigned is delivering this Certificate of Transfer in connection with the proposed transfer of Certificates No. ______________________________________
of the 10% Convertible Notes due December 1, 2000 (the "Notes") of Spectre Industries, Inc. (the "Company") or, prior to the registration thereof under the United States Securities Act of 1933 pursuant to that certain Registration Rights Agreement between the Company and the initial holder of the Note, the shares of Common Stock, par value $.0001 per share (the "Shares"), of the Company into which such Notes are convertible. For purposes of this letter, the term "Securities" shall mean the Notes or the Shares, as the case may be, that are the subject of such proposed transfer.

The undersigned hereby confirms that:

(i)      The undersigned is

         CHECK ONE BOX BELOW

         |_| (a) not a U.S. person within the meaning of Regulation S under the Securities Act of 1933, as amended ("Regulation S") and the transfer of the Securities has occurred outside of the United States in accordance with the requirements of Regulation S; or

         |_| (b) the undersigned is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), an "Accredited Investor");

(ii) (A) the Securities have been acquired by the undersigned for the undersigned's own account or for the account of one or more other Accredited Investors for each of which the undersigned exercises sole investment discretion or (B) the undersigned is a "bank", within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring the Securities as fiduciary for the account of one or more institutions for which the undersigned exercises sole investment discretion;


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

(iii) the undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of purchasing the Securities;

(iv) the undersigned is not acquiring the Securities with a view to the distribution thereof or with any present intention of offering or reselling the Securities, except as permitted below; provided that the disposition of the undersigned's property and property of any accounts for which the undersigned is acting as fiduciary shall remain at all times within its control; and

(v) all of the representations and warranties contained in that certain Subscription Agreement between the Company and the original holder of the Notes, a copy of which has heretofore been delivered or made available to the undersigned (the "Subscription Agreement") are true and correct with respect to the undersigned as of the date hereof and the date of transfer of the Securities.

The undersigned agrees to be bound by all of the terms and conditions of the Subscription Agreement.

The undersigned understands that the proposed transfer of the Securities does not involve any public offering within the United States within the meaning of the Securities Act and that such proposed transfer of the Securities has not been registered under the Securities Act or any applicable state securities laws, and the undersigned agrees, on its own behalf and on behalf of each account for which the undersigned acquires any Securities, that such Securities may be resold or otherwise transferred only (a) to the Company or any subsidiary thereof, (b) inside the United States to an Institutional Accredited Investor that, prior to such transfer furnishes to the Company a signed letter containing the same representations and agreements relating to the restrictions on transfer of such Securities set forth herein, (c) outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act, (d) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if applicable) or (e) pursuant to a registration statement which has been declared effective under the Securities Act. The undersigned agrees that any such transfer of Securities referred to in this paragraph shall be in accordance with applicable securities laws of any State of the United States or any other applicable jurisdiction and in accordance with the legends set forth on the Securities. The undersigned further agrees to provide any person purchasing any of the Securities from the undersigned a notice advising such purchaser that resales of such Securities are restricted as stated herein. The undersigned understands that the registrar and transfer agent for the Securities (which in the case of the Notes shall be the Company) will not be required to accept for registration or transfer any Securities, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. The undersigned further understands that any Securities will be in the form of definitive physical certificates and that such certificates will bear a legend or legends (unless the sale of the Securities has been registered under the Securities Act) reflecting the substance of this paragraph.

The undersigned acknowledges that the Company, others and you will rely upon the undersigned's confirmations, acknowledgments and agreements set forth herein, and the undersigned agrees to notify you promptly in writing if any of its representations or warranties herein ceases to be accurate and complete.


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

      IN WITNESS WHEREOF, the undersigned has duly executed, or caused its duly appointed representative to execute this Certificate of Transfer on the date specified below.


___________________________________
(NAME OF TRANSFEREE)


By:________________________________
Name:______________________________
Title:_____________________________

Address:___________________________
___________________________________
___________________________________


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                                                                       Exhibit C

                            SPECTRE INDUSTRIES, INC.

                   10% CONVERTIBLE NOTES DUE DECEMBER 1, 2000

                          Seller Representation Letter
               (required only for resales into the United States)

To:      Spectre Industries, Inc.
         Attn. Chief Executive Officer

Ladies and Gentlemen:

The undersigned is delivering this Seller Representation Letter in connection with the proposed transfer of Certificates No.__________________________________ __________________________________________________________ of the 10%
Convertible Notes due December 1, 2000 (the "Notes") of Spectre Industries, Inc. (the "Company") or, prior to the registration thereof under the United States Securities Act of 1933 pursuant to that certain Registration Rights Agreement between the Company and the initial holder of the Note, the shares of Common Stock, par value $.0001 per share (the "Shares"), of the Company into which such Notes are convertible. For purposes of this letter, the term "Securities" shall mean the Notes or the Shares, as the case may be, that are the subject of such proposed transfer.

In order to effect the transfer of the Securities by the undersigned (the "Transferor") without registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") and to have the legend removed from the Securities, the Transferor represents, warrants and acknowledges to the Company that:

1. the Transferor has not been engaged as a distributor or dealer by the Company or anyone else, and is not receiving a selling commission fee or other remuneration, with respect to the Securities Purchase Agreement pursuant to which the Notes were originally issued and sold (the "Securities Purchase Agreement") or otherwise in connection with any purchase and/or sale of the Securities;

2. neither the Transferor nor any person acting for the Transferor has conducted any general solicitation relating to the offer and sale of the Securities in the United States

3. the Transferor understands that the transfer of the Securities to the Purchaser on the books of the Company is to be made in reliance on the specific exemptions from the registration requirements of the United States federal securities laws and any applicable state securities laws ("State Acts") specified in the attachment hereto and that the Company is relying upon the truth and accuracy of, and the Transferor's compliance with, the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the availability of such exemptions and the eligibility of the Transferor to sell, transfer or otherwise dispose of the Securities;


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4. the Transferor is not transferring the Securities to settle any put option, short position or other similar instrument or position with respect to the Shares or securities of the same class as the Shares;

5. assuming that the Notes were originally issued in compliance with Regulation S under the Securities Act, upon consultation with counsel, the Transferor believes that the sale, transfer or other disposition of the Securities in respect of which this letter is being provided is not in violation of the Securities Act, the U.S. Securities Exchange Act of 1934, as amended, any applicable State Acts or the rules and regulations of the U.S. Securities Exchange Commission and any state securities commissions promulgated under any of the foregoing; and

6. the representations and warranties made by the Transferor to the Company at the time that the Transferor acquired the Securities are true and correct as of the date hereof and as of the effective date of the transfer.

Transferor:

___________________________________

Dated:_____________________________


By:________________________________
Name:
Title: